PRICING SUPPLEMENT NO. 128 (revised)                              Rule 424(b)(3)
DATED: June 30, 1998                                          File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $20,000,000    Floating Rate Notes [_]  Book Entry Notes [x]

Original Issue Date: 07/27/98    Fixed Rate Notes [x]     Certificated Notes [_]

Maturity Date: 07/27/2018        CUSIP#: 073928 DQ 3

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:


                                                 Optional            Optional
                         Redemption              Repayment           Repayment
Redeemable On            Price(s)                Date(s)             Price(s)
-------------            --------                -------             --------

*                        N/A                     N/A                 N/A


Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:  7.00%

Interest Payment Dates: **

Applicable Only to Floating Rate Notes:
---------------------------------------


Interest Rate Basis:                               Maximum Interest Rate:

[_]     Commercial Paper Rate                      Minimum Interest Rate:

[_]     Federal Funds Rate                         Interest Reset Date(s):

[_]     Treasury Rate                              Interest Reset Period:

[_]     LIBOR Reuters                              Interest Payment Date(s):

[_]     LIBOR Telerate

[_]     Prime Rate

[_]     CMT Rate

Initial Interest Rate:                             Interest Payment Period:

 Index Maturity:

 Spread (plus or minus):

----------------------------

* Commencing July 27, 2000 and on semi-annual dates thereafter, the Notes may be called, in whole but not in part, at the option of the Company on eight days' calendar notice.

**    Semi-annually on the 27th, commencing 01/27/99.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.



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